UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2006

PS BUSINESS PARKS, INC.
        (Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer Identification
of Incorporation)	Number)	Number)

701 Western Avenue, Glendale, California 91201-2397
        (Address of principal executive offices ) (Zip Code)

        Registrant’s telephone number, including area code: (818) 244-8080

N/A
        (Former name or former address, if changed since last report)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 7, 2006, the Company gave notice to the holders of its 9.500% Cumulative Preferred Stock, Series D of its intent to redeem, at par, 2,634,000 depositary shares outstanding on May 10, 2006. On such date, the Company will pay the holders of the depositary shares an aggregate amount of $65,850,000 plus any accumulated and unpaid priority return through the date of redemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: April 13, 2006

By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer